Exhibit 99.2

Investor Contact:	Media Contact:
Diana Vesga	Stephanie Pillersdorf /Brooke Morganstein/Shannon Provost
Univision Communications Inc.	Sard Verbinnen & Co
310-556-7695	212-687-8080

UNIVISION ANNOUNCES OFFERING OF $1.5 BILLION SENIOR NOTES

LOS ANGELES, CA, February 16, 2007 – Univision Communications Inc. (NYSE:UVN), the leading Spanish-language media company in the U.S., today announced that Umbrella Acquisition Inc. intends to offer $1.5 billion principal amount of senior notes due 2015. The consummation of the notes offering is subject to market and other conditions including, without limitation, the closing of the merger described below.

Umbrella Acquisition Inc. was formed in connection with Univision’s previously announced agreement to merge with an entity controlled by affiliates of a private equity consortium consisting of Madison Dearborn Partners, Providence Equity Partners, Texas Pacific Group, Thomas H. Lee Partners and Saban Capital Group. The notes will be issued by Umbrella Acquisition Inc. Univision will assume all of the obligations under the notes upon consummation of the merger. The net proceeds from the offering of the notes, together with other financing sources, will be used to consummate the merger and related transactions.

The notes will not be registered under the Securities Act of 1933, as amended, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Univision Communications Inc. is the premier Spanish-language media company in the United States. Its operations include Univision Network, the most-watched Spanish-language broadcast television network in the U.S. reaching 99% of U.S. Hispanic Households; TeleFutura Network, a general-interest Spanish-language broadcast television network, which was launched in 2002 and now reaches 87% of U.S. Hispanic Households; Galavisión, the country’s leading Spanish-language cable network; Univision and TeleFutura Television Groups, which own and operate 63 television stations in major U.S. Hispanic markets and Puerto Rico; Univision Radio, the leading Spanish-language radio group which owns and/or operates 69 radio stations in 16 of the top 25 U.S. Hispanic markets and 5 stations in Puerto Rico; Univision Music Group, which includes Univision Records, Fonovisa Records, La Calle Records and Mexico-based Disa Records as well as Fonomusic and America Musical Publishing companies; and Univision Online, the premier Spanish-language Internet destination in the U.S. located at www.univision.com. Univision Communications also has a 50% interest in TuTv, a joint venture formed to broadcast Televisa’s pay television channels in the U.S., and a non-voting 14.8% interest in Entravision Communications Corporation, a public Spanish-language media company. Univision Communications is headquartered in Los Angeles with television network operations in Miami and television and radio stations and sales offices in major cities throughout the United States. For more information, please visit www.univision.net.

Cautionary Statement Concerning Forward-Looking Information

Statements about the expected effects, timing and completion of the merger transaction, the offering of the Notes and all other statements in this release other than historical facts, constitute forward-looking statements. You can identify forward-looking statements because they contain words such as “will,” “intends” or similar expressions which concern our strategy, plans or intentions. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those we expected. Some of the factors that we believe could affect us include: our inability to complete the proposed merger, and the buyer’s inability to complete the offering and obtain the other financing for the purchase, on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including the failure to obtain regulatory approval or to satisfy other customary closing conditions. The factors described in this paragraph and other factors that may affect our business or future financial results are discussed in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2006, a copy of which may be obtained from us without charge. We assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors.